EXHIBIT 32

In connection with the annual report of Holloman Energy Corporation, (the “Company”) on Form 10-K for the year ended December 31, 2010 as filed with the Securities Exchange Commission on the date hereof (the “Report”) Mark Stevenson, the Principal Executive Officer of the Company and Robert Wesolek, the Principal Financial and Accounting Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.

Date: March 25, 2011	By:	/s/ Mark Stevenson
Mark Stevenson, Principal Executive Officer

Date: March 25, 2011	By:	/s/ Robert Wesolek
Robert Wesolek, Principal Financial and Accounting Officer